Exhibit 10.2

BORROWER NAME AND ADDRESS	LENDER NAME AND ADDRESS	LOAN DESCRIPTION
AMERICAN POWER GROUP INC.	IOWA STATE BANK
7 KIMBALL LANE BLDG A	5 EAST CALL STREET	Number	67777
LYNNFIELD, MA 01940-2617	ALGONA. IA 50511	Amount	$2,000,000.00
		Date	11-09-2010

☐ Refer to the attached Signature Addendum, incorporated herein, for additional Borrowers and their signatures.

ASSET BASED FINANCING AGREEMENT
This Asset Based Financing Agreement is an Addendum to a Commercial Loan Agreement, dated 11-09-2010, between Borrower and Lender. This Addendum is further governed by the terms of the Commercial Loan Agreement, where applicable and supplements and amends the Loan Structure and Covenants sections. References in this Addendum to terms defined in the Commercial Loan Agreement shall have the definitions given to them in the Commercial Loan Agreement.
LOAN STRUCTURE - ASSET-BASED FINANCING LOAN. Advances under the Commercial Loan Agreement will be made according to the following terms and conditions.
A.
Maximum Principal Balance. A draw loan's maximum total principal balance or a revolving draw loan's outstanding principal balance permitted under thc Commercial Loan Agreement will be the lesser of $2,000,000.00 or the Borrowing Base. The Borrowing Base is the sum of the following amounts.

50.000 percent of the Value of Eligible Inventory, not to exceed $ ______________________
70.000 percent of the Eligible Accounts Receivable.
As long as Borrower owes any amounts to Lender under the Loan, Borrower will calculate the Borrowing Base:
☐ daily   ☐ weekly   ☒ monthly   ☐ ______________________________________________
Within 25 DAYS (time period) of calculating the Borrowing Base, Borrower will provide Lender with a Borrowing Base Certificate that includes an assignment of all Accounts Receivable and Inventory. The Borrowing Base Certificate will be in form and substance acceptable to Lender. will contain Borrower's Borrowing Base calculation and will be certified and signed by Borrower or Borrower's officer. Borrower's calculation of the Borrowing Base is subject to Lender's confirmation or redetermination. Lender's calculation of the Borrowing Base will be the final determination when Lender's calculation of the ratio differs from Borrower's.
B.	Definitions. For the purposes of this Addendum, the following terms will have the following meanings.
(1)	Account Debtors. Account Debtors are persons who are obligated on Accounts Receivable.
(2)	Account Guarantors. Account Guarantors are persons who have guarantied certain Accounts Receivable.
(3)	Accounts Receivable. Accounts Receivable will include all of the following.
(a)
Accounts and Other Rights to Payment. All rights Borrower has now or in the future to payments including, but not limited to, payment for goods and other property sold or leased or for services rendered, whether or not Borrower has earned such payment by performance. This includes any rights and interests (including all guaranties, standby letters of credit, liens and security interests) which Borrower may have by law or agreement against any Account Debtor.

(b)
Chattel Paper. All rights Borrower has now or in the future to payments arising out of a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods. This includes any rights and interests (including all liens and security interests) which Borrower may have by law or agreement against any Account Debtor.

(c)
General Intangibles. All general intangibles including, but not limited to, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use Borrower's name.

(d)	Proceeds. All proceeds from the disposition or collection of Accounts Receivable.
(4)
Eligible Accounts Receivable. Eligible Accounts Receivable include all of Borrower's Accounts Receivable that are and continue to be acceptable to Lender in all respects. Criteria for eligibility may be revised by Lender at any time. Eligible Accounts Receivable exclude all of the following Accounts Receivable; the entire balance of any Accounts Receivable that has been due and owing for more than  90  days from the invoice dates; all of the remaining Accounts Receivable owed by an Account Debtor when this Account Debtor is overdue on one account; those Accounts Receivable which Lender in Lender's sole discretion disqualify as an Eligible Account; ☒ INTERNATIONAL ACCOUNTS RECEIVABLE THAT ARE NOT SUPPORTED BY A LETTER OF CREDIT THAT IS ACCEPTABLE TO IOWA STATE BANK .

(5)
Inventory. Inventory includes all inventory which Borrower holds for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Borrower's business.

(6)
Eligible Inventory. Eligible Inventory includes all of Borrower's Inventory that is and continues to be acceptable to Lender in all respects. Criteria for eligibility may be revised by Lender at any time. Eligible Inventory excludes all of the following Inventory: all Inventory that Borrower does not own or that is subject to a competing claim, lien or encumbrance; Inventory which Lender in Lender's sole discretion disqualify as Eligible Inventory; ☐ ______________________________________________ .

(7)
Value of Eligible Inventory. The Value of Eligible Inventory is the lesser of the Eligible Inventory's cost or fair market value as determined under the ☐ first-in-first-out (FIFO) method   ☐ last-in-first-out (LIFO) method   ☐ _________________________________ and any additional written valuation guidelines Lender provides to Borrower.

☐
COVENANT - COLLATERAL ACCOUNT. Borrower will establish and maintain a demand deposit account, referred to as a Collateral Account, and will immediately deposit all payments from Account Debtors, referred to as Funds, in payment of and as security for, the Loan. Borrower will continue to deposit these Funds in this Collateral Account until Lender informs Borrower in writing that it is no longer necessary to do so. Borrower may withdraw from this Collateral Account only upon Lender's prior written consent. Borrower will execute any documents that are necessary to establish and maintain the Collateral Account and Lender's control over it. The Funds will be deposited in the form received. Pending deposit, Borrower agrees that Borrower will not commingle the Funds with any of Borrower's other property. Lender has the right at any time, without notice, to withdraw Funds from the Collateral Account and apply those Funds to the Loan or release any of the Funds in this Collateral Account to Borrower.

ADDITIONAL TERMS:

SIGNATURES.  By signing under seal, Borrower agrees to the terms contained in this Note. Borrower also acknowledges receipt of a copy of this Note.
BORROWER:
AMERICAN POWER GROUP INC.
Entity Name

/s/ Charles E. Coppa 11/9/10	(Seal)		(Seal)
Signature CHARLES E. COPPA, Date CFO/TREASURER/SEC.		Signature Date
	(Seal)		(Seal)
Signature Date		Signature Date

LENDER:
IOWA STATE BANK
Entity Name

/s/ Jason Wartick 11/9/10	(Seal)
Signature JASON WARTICK, VICE PRESIDENT Date

ASSET BASED FINANCING AGREEMENT to be used with Form COMM-AGREE	NOT TO BE USED FOR LOANS SUBJECT TO CONSUMER LENDING LAWS
Expere™ © 1998, 2001 Bankers Systems, Inc., St. Cloud, MN Form COMM-ADD-ABF 10/15/2001	(page 1 of 1)